Financial Investors Trust 485BPOS

Exhibit (h)(16)

Amendment to Transfer Agency and Service Agreement

This Amendment dated as of May 21, 2018 (this “Amendment”) is to the Transfer Agency and Service Agreement dated as of October 1, 2007, as amended, (the “Agreement”), between ALPS Fund Services, Inc., a Colorado corporation (“ALPS”) and Financial Investors Trust, a Delaware statutory trust (the “Trust”). Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, ALPS and the Trust wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Effective as of the date of this Amendment, Schedule A to the Agreement is replaced in its entirety with the new Schedule A attached hereto and incorporated by reference herein.

2.	Effective as of the date of this Amendment, Schedule B to the Agreement is replaced in its entirety with the new Schedule B attached hereto and incorporated by reference herein.

3.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

FINANCIAL INVESTORS TRUST		ALPS FUND SERVICES, INC.

By:	/s/ Edmund J. Burke	By:	/s/ Jeremy O. May
Name: Edmund J. Burke		Name: Jeremy O. May
Title: President		Title: President

Exhibit (h)(16)

Schedule A

List of Funds

ALPS/CoreCommodity Management CompleteCommodities Strategy Fund (Class A, Investor Class, Class C and Class I)

ALPS/Kotak India Growth Fund (Class A, Investor Class, Class C and Class I)

ALPS/Metis Global Micro Cap Value Fund (Class A, Investor Class, Class C and Class I)

ALPS/Red Rocks Listed Private Equity Fund (Class A, Investor Class, Class C, Class I and Class R)

ALPS/WMC Research Value Fund (Class A, Investor Class, Class C and Class I)

Clough China Fund (Class A, Investor Class, Class C and Class I)

RiverFront Asset Allocation Aggressive (Class A, Investor Class, Class C, Class I, Class L and Investor Class II)

(formerly, RiverFront Global Growth Fund)

RiverFront Asset Allocation Growth (Class A, Investor Class, Class C and Class I)

(formerly, RiverFront Global Allocation Fund)

RiverFront Asset Allocation Growth & Income (Class A, Investor Class, Class C, and Class I)

(formerly, RiverFront Dynamic Equity Income Fund)

RiverFront Asset Allocation Moderate (Class A, Investor Class, Class C and Class I)

(formerly, RiverFront Moderate Growth & Income Fund)

RiverFront Asset Allocation Income & Growth (Class A, Investor Class, Class C and Class I)

(formerly, RiverFront Conservative Income Builder Fund)

Exhibit (h)(16)

Schedule B

Fee Schedule

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OUT-OF-POCKET FEES AND EXPENSES:

The following list includes some, but not all, of the out-of-pocket fees and expenses that may be incurred by ALPS from outside vendors. All out-of-pocket fees and expenses, whether or not listed below, are passed directly through at cost to ALPS’ clients as out-of-pocket fees and expenses:

●	NSCC interface fees
●	22c2 fees
●	The cost of printing and mailing shareholder confirmations and statements
●	Fulfillment costs
●	Statement and confirmation production
●	The cost of fund-specific statement paper and envelopes
●	Postage including advances
●	Wire fees and other bank charges
●	Sales reporting fees
●	Private label of money market fund fees
●	Telephone
●	Records storage/retrieval
●	Control review reports
●	Customized programming/reporting
●	Retirement account disclosure statement language
●	Mauritius fees and expenses with respect to the ALPS/Kotak India Growth Fund
●	Other miscellaneous expenses that may occur at the Trust’s discretion